EXHIBIT 4(C)




                      PREFERRED TRUST SECURITIES GUARANTEE

                                     Between

                               TXU Europe Limited
                                 (as Guarantor)

                                       and

                              The Bank of New York
                                  (as Trustee)

                                   dated as of

                               ____________, 2000


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                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

ARTICLE I      DEFINITIONS....................................................1
     SECTION 1.01   DEFINITIONS...............................................1

ARTICLE II     TRUST INDENTURE ACT............................................4
     SECTION 2.01   TRUST INDENTURE ACT; APPLICATION..........................4
     SECTION 2.02   LISTS OF HOLDERS OF PREFERRED TRUST SECURITIES............4
     SECTION 2.03   REPORTS BY THE TRUST GUARANTEE TRUSTEE....................4
     SECTION 2.04   PERIODIC REPORTS TO TRUST GUARANTEE TRUSTEE...............5
     SECTION 2.05   EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT..........5
     SECTION 2.06   EVENTS OF DEFAULT; WAIVER.................................5
     SECTION 2.07   EVENT OF DEFAULT; NOTICE..................................5
     SECTION 2.08   CONFLICTING INTERESTS.....................................5

ARTICLE III    POWERS, DUTIES AND RIGHTS OF TRUST GUARANTEE TRUSTEE...........6
     SECTION 3.01   POWERS AND DUTIES OF THE TRUST GUARANTEE TRUSTEE..........6
     SECTION 3.02   CERTAIN RIGHTS OF TRUST GUARANTEE TRUSTEE.................7
     SECTION 3.03   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF PREFERRED
                    TRUST SECURITIES GUARANTEE................................9

ARTICLE IV     TRUST GUARANTEE TRUSTEE........................................9
     SECTION 4.01   TRUST GUARANTEE TRUSTEE; ELIGIBILITY......................9
     SECTION 4.02   COMPENSATION AND REIMBURSEMENT...........................10
     SECTION 4.03   APPOINTMENT, REMOVAL AND RESIGNATION OF TRUST
                    GUARANTEE TRUSTEE........................................11

ARTICLE V      GUARANTEE.....................................................11
     SECTION 5.01   GUARANTEE................................................11
     SECTION 5.02   WAIVER OF NOTICE AND DEMAND..............................11
     SECTION 5.03   OBLIGATIONS NOT AFFECTED.................................12
     SECTION 5.04   RIGHTS OF HOLDERS........................................12
     SECTION 5.05   GUARANTEE OF PAYMENT.....................................13
     SECTION 5.06   SUBROGATION..............................................13
     SECTION 5.07   INDEPENDENT OBLIGATIONS..................................13
     SECTION 5.08   ADDITIONAL AMOUNTS.......................................13

ARTICLE VI     LIMITATION OF TRANSACTIONS; SUBORDINATION.....................14
     SECTION 6.01   LIMITATION OF TRANSACTIONS...............................14
     SECTION 6.02   SUBORDINATION............................................15

ARTICLE VII    TERMINATION...................................................16


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ARTICLE VIII   MISCELLANEOUS.................................................16
     SECTION 8.01   SUCCESSORS AND ASSIGNS...................................16
     SECTION 8.02   AMENDMENTS...............................................16
     SECTION 8.03   CONSOLIDATIONS AND MERGERS...............................17
     SECTION 8.04   NOTICES..................................................17
     SECTION 8.05   BENEFIT..................................................18
     SECTION 8.06   INTERPRETATION...........................................18
     SECTION 8.07   GOVERNING LAW............................................18


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                             CROSS-REFERENCE TABLE*
                              ---------------------


Section of                                                       Section of
Trust Indenture Act                                              Preferred
of 1939, as amended                                              Trust
-------------------                                              Securities
                                                                 Guarantee
                                                                 ---------


310(a).............................................................4.01(a)
310(b).............................................................4.01(c), 2.08
310(c).............................................................Inapplicable
311(a).............................................................2.02(b)
311(b).............................................................2.02(b)
311(c).............................................................Inapplicable
312(a).............................................................2.02(a)
312(b).............................................................2.02(b)
313................................................................2.03
314(a).............................................................2.04
314(b).............................................................Inapplicable
314(c).............................................................2.05
314(d).............................................................Inapplicable
314(e).............................................................1.01, 2.05,
                                                                   3.02

314(f).............................................................2.01, 3.02
315(a).............................................................3.01(d)
315(b).............................................................2.07
315(c).............................................................3.01
315(d).............................................................3.01(d)
316(a).............................................................5.04(a), 2.06
316(b).............................................................5.03
316(c).............................................................2.02
317(a).............................................................Inapplicable
317(b).............................................................Inapplicable
318(a).............................................................2.01(b)
318(b).............................................................2.01
318(c).............................................................2.01(a)

-------------
* This Cross-Reference Table does not constitute part of the Preferred Trust Securities Guarantee and shall not affect the interpretation of any of its terms or provisions.


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                 PREFERRED TRUST SECURITIES GUARANTEE AGREEMENT

          This PREFERRED TRUST SECURITIES GUARANTEE AGREEMENT (the "Preferred Trust Securities Guarantee"), dated as of ____________, 2000, is executed and delivered by TXU Europe Limited, a private limited company incorporated under the laws of England and Wales (the "Guarantor"), and The Bank of New York, as trustee (the "Trust Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Trust Securities (as defined herein) of TXU Europe Capital I, a Delaware statutory business trust (the "Issuer").

          WHEREAS, pursuant to an Amended and Restated Trust Agreement (as the same may be amended from time to time in accordance with its terms, the "Trust Agreement"), dated as of _____________among the Trustees named therein, TXU Business Services Company, as Initial Depositor, TXU Europe Limited, as Successor Depositor, ______________, as Control Party, and the several Holders (as defined therein), the Issuer is issuing $_____________ aggregate Liquidation Amount of its __% Trust Originated Preferred Securities (the "Preferred Trust Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

          WHEREAS, in order to enhance the value of the Preferred Trust Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Trust Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Trust Securities Guarantee for the benefit of the Holders from time to time.

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01 DEFINITIONS. As used in this Preferred Trust Securities Guarantee, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement or the Partnership Agreement as in effect on the date hereof.

          "Affiliate Investment Instrument" shall have the meaning set forth in the Partnership Agreement.

          "Business Day" means any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

          "Control Certificate" shall have the meaning set forth in the Trust Agreement.

          "Control Party" shall have the meaning set forth in the Trust
Agreement.


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          "Distribution" shall have the meaning set forth in the Partnership
Agreement.

          "Distribution Payment Date" shall have the meaning set forth in the Partnership Agreement.

          "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Trust Securities Guarantee.

          "Finance Subsidiary" means any wholly-owned subsidiary of the Guarantor the principal purpose of which is to raise capital for the Guarantor by issuing securities that are guaranteed by the Guarantor and the proceeds of which are loaned to or invested in the Guarantor or one or more of its affiliates.

          "Funding" means TXU Eastern Funding Company or its successor.

          "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Trust Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid distributions on the Preferred Trust Securities to the extent that the Issuer has funds available for such payment, (ii) the redemption price and all accumulated and unpaid distributions to the date of redemption (the "Redemption Price") with respect to any Preferred Trust Securities called for redemption by the Issuer to the extent that the Issuer has funds available for such payment,
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Preferred Partnership Securities to the Holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities), the lesser of (a) the aggregate of the Liquidation Amount of all Preferred Trust Securities and all accumulated and unpaid distributions on the Preferred Trust Securities to the date of payment to the extent that the Issuer has funds available for such payment, and (b) the amount of assets of the Issuer after satisfaction of all liabilities remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). The term Guarantee Payments shall include any Additional Amounts (as defined in Section 5.08 hereof) payable by the Guarantor in respect of payments under the Preferred Trust Securities Guarantee.

          "Holder" means a Person in whose name a Preferred Trust Security or Preferred Trust Securities is registered on the book and records of the Issuer; provided, however, that in determining whether the holders of the requisite percentage of Preferred Trust Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

          "Investment Affiliate" shall have the meaning set forth in the Partnership Agreement.

          "Investment Event of Default" shall have the meaning set forth in the Partnership Agreement.

          "Officer's Certificate" means a certificate signed by any Authorized Officer of the Guarantor, and delivered to the Trust Guarantee Trustee. Any Officer's Certificate or Opinion of Counsel delivered with respect to compliance


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with a condition or covenant provided for in this Preferred Trust Securities
Guarantee shall include:

          (a) a statement that the Person signing the Officer's Certificate or the Opinion of Counsel has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by such Person in rendering the Officer's Certificate or the Opinion of Counsel;

          (c) a statement that such Person has made such examination or investigation as, in such Person's opinion, is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of such Person, such condition or covenant has been complied with.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust Guarantee Trustee or the Guarantor or an Affiliate of the Guarantor, or an employee or any thereof, who shall be acceptable to the Trust Guarantee Trustee.

          "Partnership" means TXU Europe Funding I, L.P. or its successor permitted by the Partnership Agreement.

          "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of _________ __, 2000, among TXU Europe Limited, a private limited company incorporated under the laws of England and Wales, as general partner, the Issuer, as initial limited partner and such other persons who become limited partners as provided therein.

          "Preferred Entitlements" shall have the meaning set forth in the Partnership Agreement and, for purposes of this Preferred Trust Securities Guarantee, shall include any Compounded Preferred Entitlements (as defined in the Partnership Agreement).

          "Preferred Partnership Securities" means those securities representing limited partnership interests in the Partnership.

          "Subsidiary Debenture" means any Affiliate Investment Instrument beneficially owned by the Partnership.

          "Successor Trust Guarantee Trustee" means a successor Trust Guarantee Trustee possessing the qualifications to act as Trust Guarantee Trustee under
Section 4.01.

          "Tax Payments" means any direct or indirect payment to governmental authorities, as and when due, in respect of taxes imposed by the United States, the United Kingdom, or any other country in which Guarantor or its subsidiaries operate, and arising from the operations of Guarantor, Funding, the Partnership, the Trust or any other subsidiary of Guarantor.


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          "Trust Agreement" shall have the meaning set forth on the first page hereof.

          "Trust Guarantee Trustee" means The Bank of New York until a Successor Trust Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Trust Securities Guarantee and thereafter means each such Successor Trust Guarantee Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

          "Trust Securities" means the Common Trust Securities together with the Preferred Trust Securities.

                                   ARTICLE II

                               TRUST INDENTURE ACT

          SECTION 2.01   TRUST INDENTURE ACT; APPLICATION.

          (a) This Preferred Trust Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Preferred Trust Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

          (b) if and to the extent that any provision of this Preferred Trust Securities Guarantee limits, qualifies or conflicts with the duties imposed by
Section 310 to 317, inclusive, of the Trust Indenture Act, such duties imposed by the Trust Indenture Act shall control.

          SECTION 2.02   LISTS OF HOLDERS OF PREFERRED TRUST SECURITIES.

          (a) The Guarantor shall furnish or cause to be furnished to the Trust Guarantee Trustee (a) semiannually, not later than ________ and ______ in each year, a list, in such form as the Trust Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Trust Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Trust Guarantee Trustee by the Guarantor. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Trust Guarantee Trustee shall comply with its obligations under Section 311(a) of the Trust Indenture Act, subject to the provisions of
Section 311(b) of the Trust Indenture Act, and Section 312(b) of the Trust Indenture Act.

          SECTION 2.03 REPORTS BY THE TRUST GUARANTEE TRUSTEE. Within 60 days after May 15 in each year, commencing May 15, 2000, the Trust Guarantee Trustee shall provide to the Holders such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by
Section 313(a) of the Trust Indenture Act. The Trust Guarantee Trustee shall


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also comply with the requirements of Sections 313(b), (c) and (d) of the Trust
Indenture Act.

          SECTION 2.04 PERIODIC REPORTS TO TRUST GUARANTEE TRUSTEE. The Guarantor shall provide to the Trust Guarantee Trustee such documents, reports and information as are required by Section 314 of the Trust Indenture Act, if any, and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

          SECTION 2.05 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. The Guarantor shall provide to the Trust Guarantee Trustee such evidence of compliance with any conditions precedent provided for in this Preferred Trust Securities Guarantee as and to the extent required by Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer or director and any opinion of counsel required to be given by counsel, in each case pursuant to Section 314(c) of the Trust Indenture Act, shall be given in the form of an Officer's Certificate and an Opinion of Counsel, respectively.

          SECTION 2.06 EVENTS OF DEFAULT; WAIVER. The Holders of a Majority in Liquidation Amount of Preferred Trust Securities may, by vote, on behalf of all of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Trust Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 2.07 EVENT OF DEFAULT; NOTICE. (a) The Trust Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, a notice of such Event of Default known to the Trust Guarantee Trustee, unless such default shall have been cured or waived before the giving of such notice, provided that the Trust Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trust Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

          (b) The Trust Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of the Trust Guarantee Trustee charged with the administration of the Trust Agreement shall have received a written notice thereof or a Responsible Officer of the Trust Guarantee Trustee charged with the administration of this Preferred Trust Securities Guarantee shall have obtained actual knowledge thereof.

          SECTION 2.08 CONFLICTING INTERESTS. The Trust Agreement, the Preferred Partnership Securities Guarantee, and the Indenture (For Subordinated Unsecured Debt Securities) dated as of ______, 2000 of TXU Eastern Funding Company and TXU Europe Limited to The Bank of New York, as trustee, shall be deemed to be specifically described in this Preferred Trust Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


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                                  ARTICLE III

              POWERS, DUTIES AND RIGHTS OF TRUST GUARANTEE TRUSTEE

          SECTION 3.01   POWERS AND DUTIES OF THE TRUST GUARANTEE TRUSTEE.

          (a) This Preferred Trust Securities Guarantee shall be held by the Trust Guarantee Trustee for the benefit of the Holders, and the Trust Guarantee Trustee shall not transfer this Preferred Trust Securities Guarantee or any rights hereunder to any Person except to a Holder exercising his or her rights pursuant to Section 5.04 or to a Successor Trust Guarantee Trustee on acceptance by such Successor Trust Guarantee Trustee of its appointment to act as Successor Trust Guarantee Trustee. The right, title and interest of the Trust Guarantee Trustee shall automatically vest in any Successor Trust Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Trust Guarantee Trustee.

          (b) The Trust Guarantee Trustee, prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Preferred Trust Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Trust Securities Guarantee against the Trust Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), and is actually known to a Responsible Officer of the Trust Guarantee Trustee, the Trust Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Trust Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (c) No provision of this Preferred Trust Securities Guarantee shall be construed to relieve the Trust Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                    (A) the duties and obligations of the Trust Guarantee Trustee shall be determined solely by the express provisions of this Preferred Trust Securities Guarantee, and the Trust Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Trust Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Trust Securities Guarantee against the Trust Guarantee Trustee; and

                    (B) in the absence of bad faith on the part of the Trust Guarantee Trustee, the Trust Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Guarantee Trustee and conforming to the requirements of this Preferred Trust Securities Guarantee; but


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in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trust Guarantee Trustee, the Trust Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Guarantee;

               (ii) the Trust Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trust Guarantee Trustee, unless it shall be proved that the Trust Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Trust Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Preferred Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee, or exercising any trust or power conferred upon the Trust Guarantee Trustee under this Preferred Trust Securities Guarantee; and

               (iv) no provision of this Preferred Trust Securities Guarantee shall require the Trust Guarantee Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Trust Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Trust Securities Guarantee or adequate indemnity, reasonably satisfactory to the Trust Guarantee Trustee, against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly provided, every provision of this Preferred Trust Securities Guarantee relating to the conduct or affecting the liability of or affording protection to the Trust Guarantee Trustee shall be subject to the provisions of Sections 3.01(b) and 3.01(c).

          SECTION 3.02   CERTAIN RIGHTS OF TRUST GUARANTEE TRUSTEE.

          (a) Subject to the provisions of Section 3.01:

               (i) the Trust Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

               (ii) any direction or act of the Guarantor contemplated by this Preferred Trust Securities Guarantee shall be sufficiently evidenced by an Officer's Certificate;

               (iii) whenever, in the administration of this Preferred Trust Securities Guarantee, the Trust Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Trust Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request from the Trust Guarantee Trustee, shall be promptly delivered by the Guarantor;


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               (iv) the Trust Guarantee Trustee may consult with counsel of its choice, and the written advice or Opinion of Counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action which is within the scope of such advice or opinion taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Trust Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Trust Securities Guarantee from any court of competent jurisdiction;

               (v) the Trust Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Trust Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Trust Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Trust Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Trust Guarantee Trustee; provided that, nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Trust Guarantee Trustee, upon the occurrence and continuance of an Event of Default, of its obligation under the last sentence of Section 3.01(b) to exercise the rights and powers vested in it by this Preferred Trust Securities Guarantee;

               (vi) the Trust Guarantee Trustee shall not be bound except in the case of manifest error to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trust Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

               (vii) the Trust Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trust Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

               (viii) whenever in the administration of this Preferred Trust Securities Guarantee the Trust Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Trust Guarantee Trustee (1) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Trust Securities, (2) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (3) shall be protected in relying on or acting in accordance with such instructions;

               (ix) the Trust Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any tax or securities form) (or any re-recording, refiling or re-registration thereof); and


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               (x) the Trust Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Trust Securities Guarantee; and

               (xi) any action taken by the Trust Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Trust Securities, and the signature of the Trust Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Trust Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Trust Securities Guarantee, both of which shall be conclusively evidenced by the Trust Guarantee Trustee or its agent taking such action.

          (b) No provision of this Preferred Trust Securities Guarantee shall be deemed to impose any duty or obligation on the Trust Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trust Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Trust Guarantee Trustee shall be construed to be a duty to act in accordance with such power or authority.

          SECTION 3.03 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF PREFERRED TRUST SECURITIES GUARANTEE.

          The recitals contained in this Preferred Trust Securities Guarantee shall be taken as the statements of the Guarantor, and the Trust Guarantee Trustee does not assume any responsibility for their correctness. The Trust Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Trust Securities Guarantee.

                                   ARTICLE IV

                             TRUST GUARANTEE TRUSTEE

          SECTION 4.01   TRUST GUARANTEE TRUSTEE; ELIGIBILITY.

          (a) There shall at all times be a Trust Guarantee Trustee which shall:

               (i) not be an Affiliate of the Guarantor; and

               (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Trust Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Trust Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.03(c).

          (c) If the Trust Guarantee Trustee has acquired or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trust Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

          SECTION 4.02   COMPENSATION AND REIMBURSEMENT.

          The Guarantor agrees:

          (a) to pay the Trust Guarantee Trustee from time to time such reasonable compensation as the Guarantor and the Trust Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trust Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trust Guarantee Trustee in accordance with the provisions of this Preferred Trust Securities Guarantee (including the reasonable compensation and expenses of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify each of the Trust Guarantee Trustee and any predecessor Trust Guarantee Trustee for, and to hold it harmless from and against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon the income of the Trust Guarantee Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of the trusts created by, or the administration of, this Preferred Trust Securities Guarantee, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          As security for the performance of the obligations of the Guarantor under this Section, the Trust Guarantee Trustee shall be entitled upon 5 days prior notice in writing to the Guarantor to exercise a lien prior to the Preferred Trust Securities upon all the property and funds held or collected by the Trust Guarantee Trustee as such, except funds held in trust for the payment of principal of, and premium (if any) or interest on, particular obligations of the Guarantor under this Preferred Trust Securities Guarantee.

          The provisions of this Section shall survive the termination of this Preferred Trust Securities Guarantee Agreement.

          SECTION 4.03 APPOINTMENT, REMOVAL AND RESIGNATION OF TRUST GUARANTEE TRUSTEE.

          (a) Subject to Section 4.03(b), unless an Event of Default shall have occurred and be continuing, the Trust Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

          (b) The Trust Guarantee Trustee shall not be removed until a Successor Trust Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Trust Guarantee Trustee and delivered to the Guarantor.

          (c) The Trust Guarantee Trustee appointed to office shall hold office until a Successor Trust Guarantee Trustee shall have been appointed or until its removal or resignation. The Trust Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Trust Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Trust Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Trust Guarantee Trustee and delivered to the Guarantor and the resigning Trust Guarantee Trustee.

          (d) If no Successor Trust Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.03 within 60 days after delivery to the Guarantor of an instrument of resignation or removal, the Trust Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Trust Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trust Guarantee Trustee.

          (e) The Guarantor shall give notice of each resignation and each removal of the Trust Guarantee Trustee and each appointment of a Successor Trust Guarantee Trustee to all Holders in the manner provided in Section 8.03 hereof. Each notice shall include the name of the Successor Trust Guarantee Trustee and the address of its Corporate Trust Office.

          (f) No Trust Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Trust Guarantee Trustee.

                                    ARTICLE V

                                    GUARANTEE

          SECTION 5.01 GUARANTEE. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

          SECTION 5.02 WAIVER OF NOTICE AND DEMAND. The Guarantor hereby waives notice of acceptance of this Preferred Trust Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust Guarantee Trustee, the

Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          SECTION 5.03 OBLIGATIONS NOT AFFECTED. The obligation of the Guarantor to make the Guarantee Payments under this Preferred Trust Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Trust Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions in respect of Preferred Entitlements, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Trust Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Trust Securities (other than pursuant to the terms of the Trust Agreement);

          (c) any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Preferred Trust Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Preferred Trust Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Trust Guarantee Trustee, the Property Trustee or the Holders to give notice to, or obtain consent of, the Guarantor or any other Person with respect to the happening of any of the foregoing.

          SECTION 5.04 RIGHTS OF HOLDERS. The Guarantor expressly acknowledges that: (i) this Preferred Trust Securities Guarantee will be deposited with the Trust Guarantee Trustee to be held for the benefit of the Holders; (ii) if an Event of Default or a Trust Enforcement Event has occurred and is continuing, the Trust Guarantee Trustee has the right to enforce this Preferred Trust Securities Guarantee on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Preferred Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee in respect of this Preferred Trust Securities Guarantee or exercising any trust or power conferred upon the Trust Guarantee Trustee under this Preferred Trust Securities Guarantee; and
(iv) if the Trust Guarantee Trustee fails to enforce this Preferred Trust Securities Guarantee after a Holder has made a written request therefor, such Holder may institute a legal proceeding directly against the Guarantor to enforce the Trust Guarantee Trustee's rights under this Preferred Trust Securities Guarantee without first instituting a legal proceeding against the Issuer, the Trust Guarantee Trustee or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment when due, a Holder may directly institute a proceeding in that Holder's own name against the Guarantor for enforcement of this Preferred Trust Securities Guarantee for payment. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer, the Trust Guarantee Trustee or any other Person before proceeding directly against the Guarantor.

          SECTION 5.05 GUARANTEE OF PAYMENT. This Preferred Trust Securities Guarantee creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication).

          SECTION 5.06 SUBROGATION. The Guarantor shall be subrogated to all, if any, rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Preferred Trust Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Trust Securities Guarantee, if, at the time of any such payment, any amounts of Guarantee Payments are due and unpaid under this Preferred Trust Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

          SECTION 5.07 INDEPENDENT OBLIGATIONS. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Trust Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Trust Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03.

          SECTION 5.08 ADDITIONAL AMOUNTS. All Guarantee Payments shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed levied, collected, withheld or assessed by a jurisdiction in which the Guarantor is incorporated or organized or managed or controlled or has a place of business or any political subdivision or taxing authority thereof (each, a "Taxing Jurisdiction"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction ("Gross-Up Taxes"), the Guarantor shall pay to each Holder of the Preferred Trust Securities such additional amounts ("Additional Amounts") as shall be necessary so that the net amount received by such Holder after withholding or deduction shall equal the net amount that would otherwise have been due to such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

                    (A) to, or to a Person on behalf of, a Holder who is liable for Gross-Up Taxes with respect to the Preferred Trust Securities Guarantee, by reason of such Holder having some connection with a Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Taxing Jurisdiction) other than through the mere receipt of Guarantee Payments unless, in the case of the United Kingdom, that connection arises solely as a result of the Control Party being a resident of the United Kingdom;

                    (B) to, or to a Person on behalf of, a Holder who presents a Preferred Trust Security (whenever presentation is required) for payment more than 30 days after the date on which payment first becomes due except to the extent that such Holder would have been entitled to such Additional Amounts on presenting such Preferred Trust Security for payment on the last day of such period of 30 days;

                    (C) to, or to a Person on behalf of, a Holder who presents a Preferred Trust Security (when presentation is required) other than in The City of New York; or

                    (D) to, or to a Person on behalf of, a Holder who would not be liable or subject to Gross-Up Taxes by making a declaration of non-residence or similar claim for exemption to the relevant tax authority.

Such Additional Amounts will also not be payable where, had the beneficial owner of the Preferred Trust Security (or any interest therein) been the Holder of the Preferred Trust Security , it would not have been entitled to payment of Additional Amounts by reason of any one or more of clauses (A) through (D) above. If the Guarantor shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Guarantor will inform such Holder promptly after making such determination setting forth the reason(s) thereof.

                                   ARTICLE VI

              LIMITATION OF TRANSACTIONS; SUBORDINATION; COVENANTS

          SECTION 6.01 LIMITATION OF TRANSACTIONS. So long as any Preferred Trust Securities remain outstanding, if

         (A) if an amount of Distributions in respect of Preferred Entitlements equal to the Preferred Entitlements accumulated to the immediately preceding Distribution Payment Date has not been paid to, or duly provided for, the holders of the outstanding Preferred Partnership Securities or if such amount has not been paid to, or duly provided for, the Holders of the outstanding Preferred Trust Securities;

         (B) an Investment Event of Default with respect to any Subsidiary Debentures has occurred and is continuing and Guarantor defaults on its obligations under the related guarantee of Subsidiary Debentures, or

         (C) the Guarantor is in continuing default of its obligations under the Preferred Trust Securities Guarantee or the Partnership Guarantee,

then, during such period neither Guarantor nor any issuer of Subsidiary Debentures shall, directly or indirectly,

         (i) declare or pay any cash dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its issued share capital or comparable equity interest other than dividends or distributions paid to Guarantor or any of Guarantor's subsidiaries;

         (ii) make any payments on, or repay, repurchase or redeem, any of its debt securities that rank equally with or junior to any Subsidiary Debentures or any guarantee thereof;

         (iii) make any payments with respect to any guarantee that ranks equally or junior to any of the Subsidiary Debentures or any guarantee thereof;

         (iv) make any payments on, or repay, repurchase or redeem, any debt or other securities held or issued by, make payments with respect to any guarantee of any debt or other securities of, or make any loans or advances to, any Affiliate of Guarantor that is not also a subsidiary of Guarantor; or

         (v) cause their subsidiaries to make any payments on, or repay, repurchase or redeem, any debt or other securities held or issued by, make payments with respect to any guarantee of any debt or other securities of, or make any loans or advances to, any Affiliate of Guarantor that is not also a subsidiary of Guarantor.

These restrictions will not apply, however, to any of the following transactions:

         (a) any payments required by law;

         (b) dividends or distributions in, or options, warrants or rights to subscribe for or purchase, shares or comparable equity interests of Guarantor or of any issuer of Subsidiary Debentures, and exchanges or conversions of shares or comparable equity interests of one class for shares or comparable equity interests of another class of the same issuer;

         (c) payments by Guarantor under the Preferred Trust Securities Guarantee or the Preferred Partnership Securities Guarantee;

         (d) payments by any issuer of Subsidiary Debentures on those Subsidiary Debentures or payments by Guarantor under any guarantee of Subsidiary Debentures;

         (e) any dividend or payment by Guarantor which is applied, directly or indirectly, to any Tax Payments; or

         (f) payments by Guarantor or any issuer of Subsidiary Debentures, directly or indirectly, on loans from Funding (or any subsidiary of Guarantor) to Guarantor or any of Guarantor's subsidiaries made with the proceeds from the issuance by Funding (or such other subsidiary making such loan) of securities guaranteed by Guarantor (provided that such guarantee ranks senior to all subordinated indebtedness of Guarantor, including Guarantor's guarantees of Subsidiary Debentures), or loans made in connection with the reinvestment of those proceeds.

Guarantor shall cause any issuer of Subsidiary Debentures to execute and deliver to the Trust Guarantee Trustee an instrument in substantially the form of Exhibit A hereto.

          SECTION 6.02 SUBORDINATION. This Preferred Trust Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Investment Guarantees, except those that are made to rank equally or subordinate by their terms to this Preferred Trust Securities Guarantee, (ii) equally with any preference share capital now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred security of any Finance Subsidiary, and (iii) senior to all common stock of the Guarantor. Nothing in this Section
6.02 shall apply to claims of, or payments to, the Trust Guarantee Trustee under or pursuant to Section 4.02 hereof.

 For so long as the Preferred Trust Securities remain outstanding, the Guarantor covenants (a) to cause a direct or indirect wholly-owned United States subsidiary of the Guarantor to retain the Control Certificate, (b) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Trust Agreement and (c) to use its commercially reasonable efforts to ensure that the Trust will not be (i) an Investment Company for purposes of the 1940 Act or (ii) classified as other than a grantor trust for United States federal income tax purposes or as other than a transparent trust for United Kingdom taxation purposes.

                                  ARTICLE VII

                                   TERMINATION

          SECTION 7.01 TERMINATION. Subject to Section 4.02 hereof, this Preferred Trust Securities Guarantee shall terminate and be of no further force and effect upon: (i) full payment of the Redemption Price of all Preferred Trust Securities, (ii) the distribution of Preferred Partnership Securities to Holders in exchange for all of the Preferred Trust Securities, or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Trust Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Trust Securities or under this Preferred Trust Securities Guarantee.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.01 SUCCESSORS AND ASSIGNS. All guarantees and agreements contained in this Preferred Partnership Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Trust Securities then outstanding.

          SECTION 8.02 AMENDMENTS. This Preferred Trust Securities Guarantee may be amended only by an instrument in writing entered into by the Guarantor and the Trust Guarantee Trustee. Except with respect to any changes which do not materially adversely affect the rights, preferences or privileges of Holders (in which case no consent of Holders will be required), this Preferred Trust Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in Liquidation Amount of all the outstanding Preferred Trust Securities. The provisions of Section 13.02 of the Trust Agreement concerning meetings of Holders shall apply to the giving of such approval. Nothing herein contained shall be deemed to require that the Trust Guarantee Trustee enter into any amendment of this Preferred Trust Securities Guarantee. Except as permitted by Section 8.03, the Guarantor may not assign its rights or delegate its obligations under this Preferred Trust Securities Guarantee without the prior approval of the Holders of a Majority in Liquidation Amount of the Preferred Trust Securities.

          SECTION 8.03 CONSOLIDATIONS AND MERGERS. The Guarantor may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation or other entity; provided, that in any such case, (i) either the Guarantor shall be the continuing entity, or the successor entity shall be a corporation or other entity organized and existing under the laws of England and Wales, or any state of the United States of America, and such successor entity shall expressly assume the due and punctual payment of the Guarantee Payments payable pursuant to Section 5.01 hereof and the due and punctual performance and observance of all of the covenants and conditions of this Preferred Trust Securities Guarantee to be performed by the Guarantor by a separate guarantee satisfactory to the Trust Guarantee Trustee, executed and delivered to the Trust Guarantee Trustee by such entity, and (ii) the guarantor or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

          SECTION 8.04 NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

          (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Trust Guarantee Trustee and the Holders of the Preferred Trust Securities:

                                    TXU Europe Limited
                                    The Adelphi
                                    1-11 John Adam Street
                                    London, England WC2N 6HT
                                    Facsimile No: 44-171-879-8082
                                    Attention:  Treasurer

          (b) if given to the Issuer, in care of the Administrative Trustees, at the Issuer's (and the Administrative Trustees') address set forth below or such other address as the Administrative Trustees on behalf of the Issuer may give notice of to the Guarantee Trustee and the Holders:

                                    TXU Europe Capital I
                                    c/o TXU Europe Limited
                                    The Adelphi
                                    1-11 John Adam Street
                                    London, England WC2N 6HT
                                    Facsimile No: 44-171-879-8082
                                    Attention:  Administrative Trustees

          (c) if given to the Trust Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders of the Preferred Trust Securities:

                                    The Bank of New York
                                    101 Barclay Street
                                    21 West
                                    New York, New York 10286
                                    Facsimile No: (212) 815-5915
                                    Attention: Corporate Trust Trustee
                                               Administration

          (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

          All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

          SECTION 8.05 BENEFIT. This Preferred Trust Securities Guarantee is solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Trust Securities.

          SECTION 8.06 INTERPRETATION. In this Preferred Trust Securities Guarantee, unless the context otherwise requires:

          (a) a term defined anywhere in this Preferred Trust Securities Guarantee has the same meaning throughout;

          (b) all references to "the Preferred Trust Securities Guarantee" or "this Preferred Trust Securities Guarantee" are to this Preferred Trust Securities Guarantee as modified, supplemented or amended from time to time;

          (c) all references in this Preferred Trust Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Trust Securities Guarantee unless otherwise specified;

          (d) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Trust Securities Guarantee unless otherwise defined in this Preferred Trust Securities Guarantee or unless the context otherwise requires;

          (e) a reference to the singular includes the plural and vice versa;
and

          (f) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

          SECTION 8.07 GOVERNING LAW. THIS PREFERRED TRUST SECURITIES GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          THIS PREFERRED TRUST SECURITIES GUARANTEE is executed as of the day and year first above written.

                                        TXU Europe Limited


                                        By:
                                           --------------------------------
                                            Name:
                                            Title:


                                        The Bank of New York,
                                        as Trust Guarantee Trustee


                                        By:
                                           --------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

For good and valuable consideration, receipt of which is hereby acknowledged, [Subsidiary] hereby agrees to be bound by the terms of Section 6.01 of the Preferred Trust Securities Guarantee between TXU Europe Limited (as Guarantor) and The Bank of New York (as Trustee) dated as of _________, 2000 so long as TXU Eastern Funding I, L.P. is the beneficial owner of any of its securities.

Dated:
                                        [Subsidiary]

                                        By:
                                           --------------------------------
                                            Name:
                                            Title: